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                                                                     EXHIBIT 5.1


                     [Letterhead of American Airlines, Inc.]


                                 March 14, 2002


American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas  76155

AMR Corporation
4333 Amon Carter Boulevard
Fort Worth, Texas  76155

                      American Airlines and AMR Corporation
                       Registration Statement on Form S-3
                             (filed March 14, 2002)

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of American Airlines, Inc., a Delaware corporation ("American") and of AMR Corporation, a Delaware corporation ("AMR"), and as such I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (filed March 14, 2002) on Form S-3 (the "Registration Statement"). The Registration Statement relates to (i) debt securities of American ("Debt Securities"), (ii) pass through certificates ("Pass Through Certificates") to be issued by one or more trusts formed by American relating to certain equipment notes to be issued by American or relating to leases with American and (iii) guarantees by AMR (the "Guarantees") that may be issued in connection with such Debt Securities or such Pass Through Certificates, all of which may be issued and sold from time to time in one or more series at an aggregate initial offering price (together with the aggregate initial offering price of securities previously registered under the registration statement of American on Form S-3 (File No. 333-74937) that have not yet been sold and which, pursuant to Rule 429 of the Act, are covered by the prospectuses included in the Registration Statement) of not more than $2,500,000,000 (or (a) its equivalent (based on the applicable exchange rate at the time of sale), if any Debt Securities or Pass Through Certificates are issued with principal amounts denominated in one or more foreign or composite currencies, or (b) if any Debt Securities or Pass Through Certificates are issued at a discount, such greater amounts as shall result in aggregate offering proceeds of not more than $2,500,000,000).

         The Registration Statement includes (i) a prospectus relating to the issuance and sale of Debt Securities and any related Guarantees (the "Debt Prospectus") and (ii) a prospectus relating to the


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American Airlines, Inc.
AMR Corporation

issuance and sale of Pass Through Certificates and any related Guarantees (the "Pass Through Prospectus"). The Debt Securities may be issued and sold under an indenture (the "Indenture") to be entered into between American and Citibank, N.A., as trustee. The Pass Through Certificates may be issued and sold under a pass through trust agreement (the "Pass Through Trust Agreement") to be entered into between American and State Street Bank and Trust Company of Connecticut, National Association, as trustee.

         I or attorneys under my supervision have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         Based on the foregoing, I am of the following opinion:

                  1. American is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. American has the full corporate power and authority to execute, deliver and perform its obligations under each of the Indenture and the Pass Through Trust Agreement and under any supplement to either thereto establishing the terms of any series of Debt Securities or Pass Through Certificates and forming the related trust.

                  3. AMR is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  4. AMR has the full corporate power and authority to execute, deliver and perform its obligations (a) under any Guarantee with respect to Debt Securities and (b) under any Guarantee with respect to Pass Through Certificates of the obligations of American under the leases (in the case of aircraft leased to American) or equipment notes (in the case of aircraft owned by American) relating to such Pass Through Certificates.

                  5. When (a) the issuance, execution and delivery by American of any of the Debt Securities, and, if applicable, by AMR of any related Guarantees, shall have been duly authorized by all necessary corporate action of American and, if applicable, AMR, (b) the Indenture shall have been duly executed and delivered by American and the Trustee, and (c) such Debt Securities shall have been duly executed and delivered by American and authenticated by the Trustee, and, if applicable, any such related Guarantees shall have been duly executed and delivered by AMR and the Trustee, and such Debt Securities and any related Guarantees shall have been sold as


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American Airlines, Inc.
AMR Corporation

         contemplated by each of the Registration Statement, the Debt Prospectus, the supplement or supplements to the Debt Prospectus relating to such Debt Securities and any related Guarantees and the Indenture, assuming that the terms of such Debt Securities and any related Guarantees are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of American, enforceable against American in accordance with their terms and, if applicable, such Guarantees will be validly issued and will constitute valid and binding obligations of AMR, enforceable against AMR in accordance with their terms.

         My opinions set forth in paragraph 5 above are limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights or remedies generally (ii) general equitable principles (whether such principals are considered in a proceeding at law or in equity), including the discretion of the court before which any proceedings may be brought, (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality and (iv) in the case of indemnity, contribution or exculpation provisions, public policy considerations. Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, any supplemental indenture thereto, any Debt Security or any Guarantee that purports to (i) waive, release or vary any defense, right, privilege or benefit of any party or any duties owing to any party to the extent that such waiver, release or variation may be limited by Section 1-102(3) of the UCC or other provisions of applicable law or (ii) provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof. In addition, (i) the enforceability of any provision in the Indenture, any supplemental indenture thereto, any Debt Security or any Guarantee to the effect that certain determinations made by one party shall have conclusive effect may be limited under certain circumstances, and (ii) a claim or judgment with respect to any Debt Security or any Guarantee denominated other than in United States dollars may need to be converted into United States dollars pursuant to procedures specified by applicable law.



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American Airlines, Inc.
AMR Corporation

         My opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

                                       Very truly yours,


                                       /s/ Anne H. McNamara
                                       Anne H. McNamara
                                       Senior Vice President and General Counsel